UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On February 3, 2015, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors.  Pursuant to the Purchase Agreement, Cachet sold an aggregate of 2,065,891 shares of the Company’s Series B Convertible Preferred Stock at $1.15 per share and issued five-year warrants to purchase an aggregate of 2,065,891 shares of its common stock at a per share price of $1.15 in a private placement. Gross proceeds to the Company were $2,375,775.  This transaction completes the Company’s private offering of equity initiated in September 2014.

The preferred stock entitles its holders to an 8% per annum dividend, payable quarterly in cash or in stock (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of $1.15 per share. The Company may require the holders of the preferred stock to convert their preferred shares to common stock once the resale of those common shares has been registered with the SEC or such shares are otherwise freely tradable, subject to certain other customary conditions. The holders of the preferred stock will be entitled to vote their shares on an as-converted basis and they will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.

Cachet offered and sold the foregoing securities in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with the private placement of the securities, the Company paid its placement agents cash commissions of $148,804.25 and delivered five-year warrants for the purchase of up to 109,931 shares of common stock at $1.15 per share. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the preferred stock, the Company filed a Certificate of Designation for the Series B Convertible Preferred Stock on February 2, 2015, setting forth the rights, preferences and privileges of such preferred stock.

The foregoing disclosure is qualified by the Certificate of Designation and Securities Purchase Agreement, which includes the Form of Warrant, filed as exhibits 3.1 and 10.1, respectively, to this report.

Item 3.02.             Unregistered Sales of Equity Securities

The disclosures in Item 1.01 regarding the offer and sale of Series B Convertible Preferred Stock and warrants are incorporated into this item by reference.

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 1.01 regarding the filing of the Certificate of Designation for the Series B Convertible Preferred Stock is incorporated into this item by this reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations for the Series B Convertible Preferred Stock, dated February 2, 2015.
10.1	Securities Purchase Agreement dated as of February 3, 2015, by and among Cachet Financial Solutions, Inc. and certain purchasers, including Form of Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer

Dated:	February 3, 2015